Exhibit 4.1
     FIRST SUPPLEMENTAL INDENTURE, dated as of July 5, 2006, among U.S. Concrete, Inc., a corporation duly organized and existing under the laws of Delaware (the “Company”), the existing Guarantors named therein (the “Existing Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), Alliance Haulers, Inc., Alberta Investments, Inc., Ingram Enterprises, L.P., Ingram Enterprises Management, Inc., Redi-Mix, L.P., Redi-Mix Concrete, L.P., Redi-Mix GP, LLC and Redi-Mix Management, Inc. (collectively, the “Additional Guarantors”), to the Indenture, dated as of March 31, 2004 (the “Indenture”), among the Company, the Existing Guarantors and the Trustee.
WITNESSETH:
     WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered the Indenture, providing for the issuance of $200,000,000 in aggregate principal amount of the Company’s 8 3/8% Senior Subordinated Notes due 2014 (the “Existing Notes”) and any Additional Notes (as defined in the Indenture) (collectively, the “Notes”);
     WHEREAS, Section 4.19 and Section 10.03 of the Indenture provide that the Company shall cause an additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such additional Guarantor will guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture;
     WHEREAS, Section 9.01 provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any holder of a Notes to add additional subsidiary guarantors with respect to the Notes as permitted by the terms of the Indenture; and
     WHEREAS, pursuant to the Indenture, the Trustee, the Company, the Existing Guarantors and the Additional Guarantors are authorized to execute and deliver this First Supplemental Indenture.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Existing Guarantors, the Additional Guarantors and the Trustee hereby agree as follows:
     SECTION 1. Capitalized Terms. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.
     SECTION 2. Guarantees. Each of the Additional Guarantors hereby agrees, jointly and severally with the Existing Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. Each Additional Guarantor hereby agrees that a notation of such Guarantee in substantially the form attached hereto as Exhibit A shall be endorsed by an officer of such Additional Guarantor on each Note previously authenticated and delivered by the Trustee.
     SECTION 3. Continuing Effect of Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

     SECTION 4. Construction of First Supplemental Indenture. This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 5. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this First Supplemental Indenture is executed, the provision required by said Act shall control.
     SECTION 6. Trustee Disclaimer. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
     SECTION 7. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 8. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

U.S. CONCRETE, INC.
By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	Senior Vice President and Chief Financial Officer

Existing Guarantors:

AMERICAN CONCRETE PRODUCTS, INC.
ATLAS-TUCK CONCRETE, INC.
BEALL INDUSTRIES, INC.
BEALL MANAGEMENT, INC.
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
EASTERN CONCRETE MATERIALS, INC.
KURTZ GRAVEL COMPANY
READY MIX CONCRETE COMPANY OF KNOXVILLE
SAN DIEGO PRECAST CONCRETE, INC.
SIERRA PRECAST, INC.
SMITH PRE-CAST, INC.
SUPERIOR MATERIALS, INC.
TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	Vice President

BUILDERS’ REDI-MIX, LLC B.W.B., INC. OF MICHIGAN CENTRAL CONCRETE CORP. SUPERIOR CONCRETE MATERIALS, INC.

By:	/s/ Donald Wayne
	Name:	Donald Wayne
	Title:	Vice President
BEALL CONCRETE ENTERPRISES, LTD.

By:	BEALL MANAGEMENT, INC., its
General Partner

By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	Vice President

CONCRETE XXXI ACQUISITION, INC. CONCRETE XXXII ACQUISITION, INC. CONCRETE XXXIII ACQUISITION, INC. CONCRETE XXXIV ACQUISITION, INC. CONCRETE XXXV ACQUISITION, INC. CONCRETE XXXVI ACQUISITION, INC.

By:	/s/ Donald Wayne
	Name:	Donald Wayne
	Title:	President

USC ATLANTIC, INC. U.S. CONCRETE ON-SITE, INC.
By:	/s/ Michael Harlan
	Name:	Michael Harlan
	Title:	President

USC MICHIGAN, INC. USC PAYROLL, INC. USC GP, INC.

By:	/s/ Michael Harlan
	Name:	Michael Harlan
	Title:	President

USC MANAGEMENT CO., L.P. By: USC GP, INC., its General Partner

By:	/s/ Michael Harlan
	Name:	Michael Harlan
	Title:	President

WYOMING CONCRETE INDUSTRIES, INC.
By:	/s/ Eugene Martineau
	Name:	Eugene Martineau
	Title:	Vice President

Additional Guarantors:

ALLIANCE HAULERS, INC.
ALBERTA INVESTMENTS, INC.
INGRAM ENTERPRISES, L.P.
INGRAM ENTERPRISES MANAGEMENT, INC.
REDI-MIX, L.P.
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
REDI-MIX MANAGEMENT, INC.
By	/s/ Donald Wayne
	Name:	Donald Wayne
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By	Nancye Patterson
	Name:	Nancye Patterson
	Title:	Vice President

EXHIBIT A
FORM OF NOTATION OF GUARANTEE
          For value received, each Additional Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 31, 2004 (the “Indenture”), among U.S. Concrete, Inc., as issuer (the “Company”), the Existing Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 5, 2006, among the Company, the Existing Guarantors, the Additional Guarantors and the Trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity or by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

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ADDITIONAL GUARANTORS:

ALLIANCE HAULERS, INC. ALBERTA INVESTMENTS, INC. INGRAM ENTERPRISES, L.P. INGRAM ENTERPRISES MANAGEMENT, INC. REDI-MIX, L.P. REDI-MIX CONCRETE L.P. REDI-MIX GP, LLC REDI-MIX MANAGEMENT, INC.
By
Name:
Title:

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